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                                                                   99.a(1)(viii)

                        Conditional Notice of Conversion
                                       to
            Convert the Common Units of Limited Partnership Interests
                            in Acadia Realty Limited
             Partnership into Common Shares of Beneficial Interest
                                       of
                              Acadia Realty Trust

                    in Connection with the Offer to Purchase
                            Dated December 20, 2001

   This Conditional Notice of Conversion is to be completed by holders of common units of limited partnership interests ("Units") in Acadia Realty Limited Partnership who wish to convert their Units into Acadia Realty Trust ("Company") Common Shares of Beneficial Interest ("Shares") for the purpose of subsequently tendering Shares at the price indicated in the Letter of Transmittal, net to the seller in cash, upon the terms and subject to the conditions set forth in the Company's Offer to Purchase dated December 20, 2001 (the "Offer to Purchase").

   Each Unit is convertible into one Share in accordance with the terms and conditions of the Acadia Realty Limited Partnership Amended and Restated Limited Partnership Agreement. If the Company determines to acquire Shares underlying your Units in the Offer, your Units will be automatically converted into Shares and acquired by us in the Offer under the same terms and conditions as all other Shares being acquired. Your election to convert will not become effective unless and until the Company determines to acquire your Shares in the Offer.

   If you are in possession of a certificate representing the Units that you wish to convert into Shares, please forward the certificate herewith.

IF YOU ARE A HOLDER OF UNITS OF LIMITED PARTNERSHIP INTERESTS IN ACADIA REALTY LIMITED PARTNERSHIP AND YOU WISH TO CONVERT YOUR UNITS INTO ACADIA REALTY TRUST SHARES FOR THE PURPOSE OF TENDERING THOSE SHARES TO THE COMPANY IN THE OFFER THEN YOU MUST COMPLETE THIS CONDITIONAL CONVERSION NOTICE AND YOU MUST ALSO PROPERLY COMPLETE THE LETTER OF TRANSMITTAL.

HOLDERS OF UNITS IN ACADIA REALTY LIMITED PARTNERSHIP SHOULD CONSULT THEIR TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE CONVERSION OF UNITS TO SHARES.

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To Acadia Realty Limited Partnership:

   The undersigned hereby converts, subject to the terms and conditions described herein, common units of limited partnership interests ("Units") in Acadia Realty Limited Partnership (the "Partnership") into Common Shares of Beneficial Interest ("Shares") of Acadia Realty Trust (the "Company") upon the terms and subject to the conditions set forth in the Partnership's Amended and Restated Limited Partnership Agreement ("Partnership Agreement"). The undersigned understands that upon conversion, the resulting Shares will automatically be tendered to the Company in a modified Dutch auction.

   The undersigned understands that subject to the provisions set forth in the Partnership Agreement, the holder of the Units may exchange any or all of the Units for Shares, with one Unit being exchangeable for one Share.

   Notwithstanding the above, the undersigned understands that pursuant to
Section 3.8 of the Partnership Agreement, a holder shall not have the right to convert Units for Shares if (i) in the opinion of the Company's counsel, the Company would, as a result thereof, no longer qualify (or it would be likely that the Company no longer would qualify) as a Real Estate Investment Trust;
(ii) such exchange would, in the opinion of the Company's counsel, constitute or be likely to constitute a violation of applicable securities laws; or (iii) such exchange would result in a holder exceeding the ownership limitation provisions in the Company's Declaration of Trust, as such provisions are in effect.

   The undersigned hereby represents and warrants to the Company that (i) the undersigned understands that conversion of the Units will constitute acceptance of the terms and conditions of the Offer, including the undersigned's representation and warranty that the undersigned has full power and authority to convert the Units; (ii) on request, the undersigned will execute and deliver any additional documents which the Depositary or the Company deems necessary or desirable to complete the conversion of the Units; and (iii) the undersigned has read and agrees to all of the terms of the Offer. The undersigned understands that a conversion of Units to Shares and the subsequent acceptance of those Shares by the Company for payment will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.

   All authority conferred or agreed to be conferred in this Conditional Letter of Conversion shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Conditional Notice of Conversion shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

   The undersigned elects to exercise its conversion right as to its Units as specified below:

   Number of Units to be converted into shares: ____________*

   * (This number must be equal to the number of shares that you tender to the Company in the Offer pursuant to the letter of Transmittal. One Unit is convertible into one Share.)

   Unit Certificate(s) is (are) being forwarded herewith: [ ] yes [  ] no


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   Registration number(s) of unit certificate(s) being forwarded herewith (if any):

                                    ___________

                                    ___________


Signature(s) of Unit Holder(s):

________________________

________________________

Print Name(s):

________________________

________________________

Address:

________________________

________________________

________________________

Dated: __________________